JPMORGAN SElECT MID CAP EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade                                            Broker
Date     	Issue                        Salomon Smith Barney Inc.
02/07/02	International Speedway Corp.

Shares                   Price         Amount
17,200		        $40.00        $688,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
           Funds
2.04        5.1%	0.69%		  3%


      Underwriters  	           Number of Shares
J.P.Morgan Securities, Inc.                  687,500
Salomon Smith Barney, Inc.                   875,000
Raymond James & Associates Inc.              250,000
First Union Securities, Inc. 		     687,500

Total     			           2,500,000


Trade
Date     	Issue                         Broker
06/26/02	Hewitt Associates Inc.      SBC Warburg Inc.,
                                            Goldman Sachs & Co.

Shares                   Price            Amount
18,6000               $19.00           $353,400.00

Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
1.33        7%		0.17%	           1.82%

      Underwriters                        Number of shares
Goldman, Sachs & Co.                        3,512,250
Banc of America Securities LLC              1,304,550
J.P. Morgan Securities Inc.                 1,304,550
Salomon Smith Barney Inc.                   1,304,550
UBS Warburg LLC                             1,304,550
Wachovia Securities, Inc.                   1,304,550
Robert W. Baird & Co. Inc.                    139,375
Bear, Stearns & Co. Inc.                      139,375
William Blair & Co. LLC                       139,375
A.G. Edwards & Sons, Inc.                     139,375
Epoch Securities, Inc.                        139,375
Legg Mason Wood Walker, Inc.                  139,375
Prudentials Securities Inc.                   139,375
SG Cowen Securities Corp.                     139,375

Total                                      11,150,000